Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 4, 2013, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P.'s previously filed Registration Statement File Nos. 333-122424, 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01, 333-124471, 333-141491, 333-142584, 333-153598, 333-164408, 333-171864, 333-179814-02, and 333-179377 on Form S-3; 333-167562, 333-181811, and 333-179813-02 on Form S-3ASR; and 333-122168 and 333-56343 on Form S-8.
NETHERLAND, SEWELL & ASSOCIATES, INC.
/s/ Danny D. Simmons
By:__________________________
Danny D. Simmons, P.E.
President and Chief Operating Officer
Houston, Texas
February 11, 2013